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                                                                     EXHIBIT 16



November 6, 2000





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Base Ten Systems, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 31, 2000. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,




PricewaterhouseCoopers LLP